BIG DOG HOLDINGS, INC.
                                 121 Gray Avenue
                         Santa Barbara, California 93101








Dear Stockholder:

       We cordially invite you to attend the Annual Meeting of Stockholders that will be held on Friday, June 6, 2003 at 2:00 pm, local time, in Santa Barbara, California.

       The following notice of meeting identifies each business item for your action. These items are the election of two directors and the ratification of Deloitte & Touche LLP as the Company's independent public accountants and auditors for the 2003 fiscal year. The Board of Directors recommends that you vote FOR each of these items. We have also included a proxy statement that contains more information about these items and the meeting.

       Whether or not you plan to attend in person, please complete, sign, date and return the enclosed proxy card(s) promptly to ensure that your shares will be represented. If you do attend the meeting and wish to vote your shares personally, you may revoke your proxy.

       Thank you for your continued interest in Big Dog Holdings, Inc.

                                        Sincerely,



                                        Andrew D. Feshbach
                                        Chief Executive Officer and Director

                             BIG DOG HOLDINGS, INC.
                                 121 Gray Avenue
                         Santa Barbara, California 93101



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 6, 2003



TO THE STOCKHOLDERS OF
BIG DOG HOLDINGS, INC.

       The 2003 Annual Meeting of Stockholders of BIG DOG HOLDINGS, INC. (the "Company") will be held at the Coral Casino Beach and Cabana Club, 1260 Channel Drive, Santa Barbara, California 93108 on Friday, June 6, 2003 at 2:00 pm, local time, for the following purposes:

1. To elect two directors to serve until the Company's 2006 Annual
   Meeting;

2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent public accountants and auditors for the 2003 fiscal year; and

3. To transact such other business as may properly come before the meeting or any adjournments thereof.

       Only stockholders of record at the close of business on April 22, 2003 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

                                         By Order of the Board of Directors,




                                         Anthony J. Wall
                                         Secretary

                             BIG DOG HOLDINGS, INC.
                                 121 Gray Avenue
                         Santa Barbara, California 93101

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 6, 2003

       This Proxy Statement is furnished to stockholders by the Board of Directors of Big Dog Holdings, Inc. (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of the Company to be held in the, Santa Barbara, California, on Friday, June 6, 2003 at 2:00 pm (local time), and at any adjournments or postponements of the meeting. The Company's principal executive offices are located at 121 Gray Avenue, Santa Barbara, California 93101 and its telephone number is (805) 963-8727. This Proxy Statement, Notice of Annual Meeting and the accompanying proxy card(s) are being first mailed to stockholders on or about May 6, 2003.

General Information, Voting Rights and Voting Procedures

       April 22, 2003 is the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements of the meeting. 8,320,232 shares of Common Stock of the Company ("Common Stock") were outstanding on the Record Date, and are entitled to vote at the meeting. The Common Stock is the only outstanding voting stock of the Company, with each share entitled to one vote.

       Each accompanying proxy card that is properly signed and returned to the Company, and not revoked, will be voted in accordance with the instructions contained therein. The proxy may be revoked at any time before it is exercised by delivery to the Secretary of the Company, either in person or by mail, of a written notice of revocation. Attendance at the Annual Meeting will not in itself constitute revocation of the proxy.

       Unless contrary instructions are given, the persons designated as proxy holders in the accompanying proxy card(s) (or their substitutes) will (i) vote FOR the election of Fred Kayne and Andrew Feshbach to the Board of Directors of the Company, (ii) vote FOR the approval of Deloitte & Touche LLP as the Company's independent public accountants and auditors for the 2003 fiscal year and (iii) will use their discretion with regard to other matters (of which the Company is not now aware) that may be properly presented at the meeting or any adjournments or postponements of the meeting and all matters incident to the conduct of the meeting.

       The presence at the meeting, in person or by proxy, of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum. Assuming the presence of a quorum, the directors nominated will be re-elected by a plurality of the votes cast by the stockholders entitled to vote at the meeting, and the approval and adoption of the Amendment to the Plan and the approval of the appointment of Deloitte & Touche LLP as the Company's independent accountants and auditors will require a majority of the votes cast by the stockholders represented and entitled to vote at the meeting.

       Abstentions will be treated as shares that are present in determining those entitled to vote on a matter and the presence of a quorum. If a broker or nominee indicates on its proxy that it does not have discretionary authority to vote on a particular matter as to certain shares, those shares will be counted for general quorum purposes, but will not be counted as represented at the meeting in determining the number of shares necessary for approval of that matter. Any unmarked proxies, including those submitted by brokers or nominees, will be voted in favor of the nominees of the Board of Directors and appointment of Deloitte & Touche LLP.

Security Ownership of Principal Shareholders and Management

       The following table shows certain information, as of April 15, 2003, with respect to the shares of the Company's Common Stock beneficially owned by (i) persons or entities known by the Company to own 5% or more of the Company's Common Stock, (ii) the Company's directors and Named Executive Officers (as defined under "Executive Compensation") and (iii) all directors and Named Executive Officers as a group.

                                                            Number of                                              Percent
                                                             Shares                                                  of
                  Name and Address                           Owned(1)         Options(2)            Total          Class(3)
                  ----------------                           -----            --------              -----          -----
Fred Kayne.................................                  4,502,500          15,000             4,517,500         54.2%
 c/o Fortune Financial
 1800 Avenue of the Stars, Suite 310
 Los Angeles, CA 90067

FA Value Strategies Fund...................
 82 Devonshire Street                                        1,028,400(4)          ---             1,028,400         12.4%
 Boston, MA 02109

    FMR Corp., Edward Johnson 3d and
    Abigail  Johnson
    c/o FMR Corp.
    82 Devonshire Street
    Boston, MA 02109

Andrew D. Feshbach.........................                    592,224(5)      115,000              707,224           8.4%
 c/o Big Dog Holdings, Inc.
 121 Gray Avenue
 Santa Barbara, CA 93101

Robert H. Schnell..........................                    157,341(6)       39,000               196,341          2.3%
Douglas N. Nilsen..........................                     49,600         102,000               151,600          1.8%
Anthony J. Wall............................                     58,032          68,000               126,032          1.5%
Roberta J. Morris..........................                     34,720          55,667                90,387          1.1%
David C. Walsh.............................                     21,920          34,000                55,920          ---
Steven C. Good.............................                        248          34,000                34,248          ---
Lee M. Cox.................................                          0          34,000                34,000          ---
Skip R. Coomber, III.......................                        200          20,000                20,200          ---



All directors and executive officers as a
group (10 persons).........................                  5,416,785          516,667             5,933,452        67.1%



(1) Unless otherwise indicated, each person has sole voting and dispositive power with respect to the shares shown.

(2) Represents shares subject to options held by directors and Named Executive Officers that are exercisable as of April 15, 2003 or become exercisable within 60 days thereof.

(3) Based on 8,320,232 shares outstanding. Percentage information is omitted for individuals who own less than one percent of the outstanding shares of Common Stock and the shares deemed outstanding due to exercisable options.

(4) Based on a Schedule 13G dated February 14, 2003 filed with the Securities and Exchange Commission. According to such 13G, all of the shares shown are owned by FA Value Strategies Fund (the "Fund"). Fidelity Management & Research Company ("Fidelity"), as advisor to the Fund, and FMR Corp., Edward Johnson and Abigail Johnson, as a result of their direct or indirect control of Fidelity, may also be deemed to be beneficial owners of the shares.

(5) All such shares are owned by the Feshbach Trust, of which Mr. Feshbach and his wife are co-trustees.

(6) All such shares are owned by the Robert and Renee Schnell Living Trust, of which Mr. Schnell and his wife are co-trustees.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

Board of Directors

       The Board of Directors of the Company is comprised of six members divided into three classes. Stockholders elect one-third of the members of the Board of Directors each year, and the members of each class serve on the Board of Directors for three years. The terms of Fred Kayne and Andrew Feshbach, the Class III Directors, expire in 2003. Mr. Kayne and Mr. Feshbach each have been nominated to stand for re-election at the Annual Meeting to hold office until the Company's Annual Meeting in 2006 or until his successor is duly elected and qualified. The terms of other directors expire at the Annual Meeting in 2004 or 2005.

       The Board of Directors recommends a vote "FOR" the election of each of the nominees. Unless authority to do so is withheld, the persons named in the enclosed proxy card(s) (or their substitutes) will vote the shares represented thereby FOR the election of Fred Kayne and Andrew Feshbach. If either nominee becomes unavailable or is unable to serve as a director, the persons named as proxies (or their substitutes) will have full discretion and authority to vote or refrain from voting for any other nominee.

         The following table contains information regarding the nominees and the other incumbent directors.



             Nominees for Election --Term Expiring 2003 (Class III)


                                                                                        Year First
                                 Name                                       Age          Elected
                                 ----                                       ---         ----------
             Fred Kayne...........................................          64             1992
             Andrew D. Feshbach...................................          42             1992



                        Incumbent Directors--Term Expiring 2004 (Class I)


                                                                                         Year First
                                     Name                                   Age           Elected
                                     ----                                   ---          ----------
             Skip R. Coomber, III.................................          42             2000
             Steven C. Good.......................................          60             1997



                        Incumbent Directors--Term Expiring 2005 (Class II)

                                                                                         Year First
                                Name                                        Age           Elected
                                ----                                        ---          ----------
            Robert H. Schnell.....................................          63              1997
            David J. Walsh........................................          43              1997


       Mr. Kayne co-founded the Company in 1992 and has served as its Chairman since that time. Mr. Kayne co-founded Fortune Fashions Industries, LLC, a custom manufacturer of embellished apparel for the tourist industry, in 1991 and has served as its President since that time. Mr. Kayne also founded Fortune Financial, a private merchant banking firm, in 1986 and has served as its Chairman and President since that time. Mr. Kayne is also a co-founder and manager of Fortune Casuals, LLC , a manufacturer of casual apparel for the mass market, and of Fortune Swimwear, LLC, a women's swimwear manufacturer.
Mr. Kayne also serves as Chairman of the Board of FAO, Inc., which owns toy retailers FAO Schwarz and Zany Brainy and infant products retailer
The Right Start. Mr. Kayne is also a director of Westminster Capital, Inc., a diversified holding company.

        Mr. Feshbach co-founded the Company in 1992 and has served as President, Chief Executive Officer and as a director since that time. Mr. Feshbach also serves as a director of FAO, Inc. Mr. Feshbach has an M.B.A. from Harvard University.

       Mr. Coomber practices law in San Diego, California, which he has done for more than five years. Mr. Coomber is also a Trustee of the San Diego County Employees Retirement Association.

       Mr. Good founded Good, Swartz, Brown & Berns, an accountancy corporation, more than five years ago and is the senior partner of that firm. Mr. Good also serves as a director of Opto Sensors, Inc. and Arden Realty Company.

       Mr. Schnell co-founded Fortune Casuals, LLC in 1999 and has since served as a manager. During the two years prior to that time, Mr. Schnell was a private investor. Mr. Schnell is also a co-founder and manager of Fortune Swimwear, LLC formed in 2002.

       Mr. Walsh is the owner of KMJ Investments, a private consulting and merchant banking firm formed in 2002. Mr. Walsh co-founded FortuneLinX, Inc., providing fraud control solutions for data networks, in 2000. He served as its President until 2001, when it was acquired, after which he served as its General Manager until 2002. Mr. Walsh served as Senior Vice President-Strategic Planning of Transaction Network Services, Inc., a provider of data communications services from 1994 to September 1999. Mr. Walsh has an M.B.A. from Harvard University.



Board and Committee Meetings

       During 2002, there were three meetings of the Board of Directors and two actions by written consent. The Board maintains an Audit, Compensation, Employee Stock Option and Special Compensation Committee, the responsibilities of which are summarized below. Each Board member attended 75% or more of the meetings of the Board and the committees on which he served that were held in 2002.

       Audit Committee. Steven Good, David Walsh and Skip Coomber, none of whom is an officer or employee of the Company, are the current members of the Audit Committee. The Audit Committee is responsible for monitoring and reviewing accounting methods adopted by the Company, internal accounting procedures and controls and audit plans. The Audit Committee recommends to the Board of Directors the engagement of the Company's independent auditors and monitors the scope and results of the Company's audits, the internal accounting controls of the Company, and the audit practices and professional services furnished by the Company's independent auditors. The Audit Committee held five meetings during 2002.

       Compensation Committee. Fred Kayne, Robert Schnell and David Walsh, none of whom is an officer or employee of the Company, are the current members of the Compensation Committee. The Compensation Committee is responsible for reviewing and approving all compensation arrangements for the officers of the Company and has principal responsibility for administering the Amended and Restated 1997 Performance Award Plan (the "1997 Plan"). The Compensation Committee held one meeting and took one action by written consent during 2002.

       Employee Stock Option Committee. The Employee Stock Option Committee is comprised of Fred Kayne and Andrew Feshbach and is responsible for authorizing grants of stock options and other awards under the 1997 Plan to employees of the Company who have positions below that of vice president, within guidelines established by the Compensation Committee. The Employee Stock Option Committee took all actions by unanimous written consent and held no meetings during 2002.

       Special Compensation Committee. Robert Schnell and David Walsh are the current members of the Special Compensation Committee, which has the responsibility of evaluating, authorizing and administering stock option grants and other awards under the 1997 Plan to directors and executive officers whose compensation may be subject to Section 162(m) limits under the Internal Revenue Code. The Special Compensation Committee took all actions by unanimous written consent and held no meetings during 2002.



Compensation of Directors

       Cash Compensation of Directors. Each non-employee director (excluding Mr. Kayne) receives a fee of $10,000 per year for his services and is entitled to be reimbursed for expenses incurred in connection with attendance at Board or committee meetings. Mr. Kayne is paid a fee of $10,000 per month for acting as Chairman. Directors who are employees of the Company are not paid any additional cash compensation for their services as a director. During 2002, each member of the Compensation Committee received an additional $2,500 and each member of the Audit Committee received an additional $10,000.

       Option Grants to Directors. On May 31, 2002, each director was granted an option to purchase 5,000 shares of Common Stock at an exercise price of $3.60 per share, which was equal to the market price of the Common Stock at the close of trading on the date of grant.







                             EXECUTIVE COMPENSATION


The following table sets forth certain information with respect to the compensation paid in the years indicated to the Company's Chief Executive Officer and four other most highly compensated executive officers (the "Named Executive Officers").

                           Summary Compensation Table

                                                                                                     Long Term
                                                                                                     Compensation
                                                                Annual Compensation(1)               Awards
                                                                -------------------                  ------------
                                                                                                     Securities
                                                                                                     Underlying       All Other
            Name and Principal Position                 Year       Salary         Bonus(2)           Options        Compensation(3)
            ---------------------------                 ----       ------         ------             -------        ------------
Andrew D. Feshbach........................              2002      $340,000       $60,000                 ---           $1,000
President and Chief Executive Officer                   2001      $337,115       $80,000             255,000           $1,000
                                                        2000      $303,488       $90,000               5,000           $1,000



Douglas N. Nilsen.........................              2002      $267,800       $20,000                 ---           $1,000
Executive Vice President                                2001      $267,800       $25,000              50,000           $1,000
                                                        2000      $241,884       $30,000                 ---           $  927




Anthony J.Wall............................              2002      $265,000       $20,000                 ---           $1,000
Executive Vice President and General                    2001      $262,115       $25,000              40,000           $1,000
Counsel                                                 2000      $231,670       $30,000                 ---           $  865




Lee M. Cox................................              2002      $175,000       $20,000                 ---              ---
Senior Vice President-Retail                            2001      $170,933       $25,000               5,000              ---
                                                        2000      $41,421(4)     $25,000                 ---              ---




Roberta J. Morris ........................              2002       $165,000      $20,000                  ---          $1,000
Chief Financial Officer and Treasurer                   2001       $162,115      $25,000               35,000          $1,000
                                                        2000       $146,429      $30,000                  ---          $  346




(1) Other Annual Compensation was not paid or did not exceed the minimum amounts required to be reported pursuant to Securities and Exchange Commission Rules.

(2) Amounts shown represent the bonus earned by the Named Executive Officer during the year indicated, whether or not paid in that year.

(3) This category includes the Company's contributions to the Profit Sharing Plan/401k.

(4) Mr. Cox was hired by the Company on September 11, 2000; this amount represents his salary from such date through December 31, 2000.

Option Grants

          No Options or SARS were granted to the Named Executive officers during the Company's 2002 fiscal year other than the Options granted to Andrew Feshbach in his capacity as a director, as described above under "Compensation of Directors."

Option Values

       No Options held by the Named Executive Officers had exercise prices that were in-the-money at the end of 2002. None of the Named Executive Officers exercised options during 2002.

Employment Contracts, Termination of Employment and Change in Control
Arrangements

       The Company currently does not have any employment contracts with its Chief Executive Officer or any other Named Executive Officers. Unless the Compensation Committee provides otherwise, upon a change in control (as defined in the 1997 Plan) each option and stock appreciation right issued under the 1997 Plan will be come immediately exercisable, any restricted stock issued under the 1997 Plan will immediately vest free of restrictions, and the number of shares, cash or other property covered by any "performance share award" issued under the 1997 Plan will be issued to the grantee of such award. The Company has to date issued only options under the 1997 Plan.


          COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

       The Compensation Committee Report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filings of the Company pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates the report by reference therein. The report shall not be deemed soliciting material or otherwise deemed filed under either such Act.

       The Compensation Committee consists of Messrs. Kayne, Schnell and Walsh, who are non-employee directors of the Company. The responsibilities of the Compensation Committee and the other committees to which the Board has delegated certain compensation responsibilities are described above under "Board and Committee Meetings."

Compensation Philosophy

       The Company's executive compensation program consists of three main components: (1) base salary, (2) potential for annual cash incentive compensation (bonus) based on the Company's overall performance and the employee's individual performance and (3) stock options to provide long-term incentives for performance and to align the interests of executive officers and stockholders. There is no fixed ratio of total compensation to be represented by salary, incentive compensation or stock options.


Compensation of Named Executive Officers

       With respect to the base salaries and annual bonuses for 2002 for the Named Executive Officers, the Compensation Committee and special Compensation Committee met with Mr. Feshbach to review his recommendations. The decisions of the Compensation Committees were not based on any set formula but focused on consideration of the performance of each executive in his or her particular area of responsibility, the executive's contribution to the Company's overall management team, an assessment of the future contributions the executive may be expected to make to the Company, and prevailing industry compensation levels.

Compensation of the Chief Executive Officer

       In 2002, Mr. Feshbach's salary and bonus were determined by the Compensation Committee based on the same factors applied to the other executive officers. In addition, the determination of Mr. Feshbach's base salary and bonus compensation also took into consideration the Company's achievement of sales and profit goals and the implementation of growth plans, cost controls, and other items affecting its business and stockholder value.

Section 162(m) Considerations

       Section 162(m) of the Internal Revenue Code limits the tax deductibility to the Company of compensation in excess of $1 million in any year for certain executive officers, except for qualified "performance-based compensation" under the Section 162(m) rules. No covered executive's compensation for these purposes exceeded $1 million for 2002. The Compensation Committee considers the Section 162(m) rules as a factor with respect to compensation matters, but will not necessarily limit compensation to amounts deductible under Section 162(m).

                                   The Compensation Committee

                                   Fred Kayne
                                   Robert Schnell
                                   David Walsh

Compensation Committee Interlocks and Insider Participation

         No member of the Compensation Committee was, during 2002, an officer or employee of the Company or any of its subsidiaries, nor was any member of the Compensation Committee formerly an officer of the Company or any of its subsidiaries. No executive officer of the Company served (i) as a member of the compensation committee (or board of directors serving the compensation unction) of another entity, one of whose executive officers served on the Compensation Committee or (ii) as a member of the compensation committee of another entity, one of whose executive officers served on the Company's Board.

Certain Relationships and Related-Party Transactions

         Since 1998, the Company has from time to time repurchased blocks of its stock to the extent they come available on terms acceptable to the Company. In April 2003, Stephen Kayne offered 72,416 shares of Company stock to the Company for purchase. Stephen Kayne is the son of Fred Kayne, the Chairman and majority stockholder of the Company. Management determined that such purchase would be to the benefit of the Company. The purchase of shares from related parties at the market price had previously been approved by the Audit Committee and the Board. On April 11, 2003, the Company purchased the shares for $173,798.40, which was $2.40 per share, the closing price of the shares on the date of purchase.

                          REPORT OF THE AUDIT COMMITTEE

         Notwithstanding anything to the contrary in any of the Company's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, that might incorporate this Proxy Statement or future filings with the Securities Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

         The current members of the Company's Audit Committee are Steven Good, David Walsh and Skip Coomber, none of whom is an officer or employee of the Company. The members of the Audit Committee are considered independent as defined by the listing standards imposed by the NASD Rule 4200(a)(15). The Audit Committee has reviewed the 2002 audited financial statements with management, discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees) and received required written disclosures from the independent accountants. Based on the review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ending December 31, 2002 for filing with the Securities and Exchange Commission.

                                 The Audit Committee

                                 Steven C. Good
                                 David J. Walsh
                                 Skip Coomber

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Deloitte & Touche LLP served as the Company's independent auditor during 2002 and has been recommended to continue to serve as the Company's independent auditor for 2003. A representative of Deloitte & Touche LLP is expanded to be present at the 2003 Annual Meeting of Stockholders and will be available to respond to appropriate questions.

         Audit Fees. The aggregate fees billed by Deloitte & Touche LLP for auditing services rendered for the 2002 audit of the Company's annual financial statements were $142,500. The Company has not retained Deloitte & Touche LLP to perform services other than the audit of the annual financial statements.

                      COMPARISON OF CUMULATIVE TOTAL RETURN

       The following is a comparison of the cumulative total stockholder return on a $100 investment in the Common Stock of the Company, including the reinvestment of dividends, with the cumulative total return of a $100 investment in the NASDAQ National Stock Market Index and the CRSP Total Return Industry Index for Retail Trade Stocks for the period from December 31, 1997 (the first quarter ending after the Company's September 25, 1997 initial public offering) through December 31, 2002. The two comparison indexes are intended to provide a relevant comparison of total annual return in the time period (through December 31, 2002) in which the Company's Common Stock has
Been publicly traded.

                             BIG DOG HOLDINGS, INC.
                      Comparison of Cumulative Total Return
                   December 31, 1997 through December 31, 2002

Mesurement Period                 BIG DOG                    NASDAQ RETAIL                    NASDAW MARKET
(Fiscal Year Covered)           HOLDINGS,INC.                   INDEX                            INDEX
---------------------           ----------------             --------------                  ---------------
12/31/97                        $100.00                         $100.00                         $100.00
 3/31/98                         117.78                          120.02                          117.04
 6/30/98                          91.11                          122.17                          120.26
 9/30/98                          55.66                           88.39                          108.51
12/31/98                          84.45                          121.69                          141.01
 3/31/99                         104.33                          121.30                          158.14
 6/30/99                          95.26                          117.28                          172.99
 9/30/99                         100.92                          105.22                          177.30
12/31/99                         125.87                          106.68                          262.06
 3/31/00                          83.47                           96.15                          294.19
 6/30/00                          76.51                           76.47                          255.80
 9/30/00                          92.74                           78.05                          235.39
12/31/00                          69.56                           65.46                          157.62
 3/31/01                          75.35                           67.91                          117.66
 6/30/01                          67.15                           80.16                          138.67
 9/30/01                          59.36                           67.88                           96.21
12/31/01                          57.88                           90.49                          125.08
 3/31/02                          83.45                           90.77                          118.38
 6/30/02                          61.77                           92.92                           93.95
 9/30/02                          65.85                           74.59                           75.25
12/31/02                          45.67                           76.90                           85.84

         The Comparison of Cumulative Total Return shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing of the Company pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended except to the extent the Company specifically incorporates the Comparison by reference therein. The Comparison shall not be deemed soliciting material or otherwise deemed filed under either such Act.

                                   PROPOSAL 2

                         RATIFICATION OF APPOINTMENT OF
                   INDEPENDENT PUBLIC ACCOUNTANTS AND AUDITORS

       Upon the recommendation of the Audit Committee, the Board of Directors of the Company has appointed Deloitte & Touche LLP as the Company's independent public accountants and auditors for the fiscal year ending December 31, 2003, subject to stockholder approval. Deloitte & Touche LLP has served as the Company's independent public accountants and auditors since 1992.

       Services which will be provided to the Company and its subsidiaries by Deloitte & Touche LLP with respect to the 2003 fiscal year include the examination of the Company's consolidated financial statements, reviews of quarterly reports, services related to filings with the SEC and consultations on various tax matters.

       A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting to respond to appropriate questions, and to make such statements as he or she may desire.

       The Board of Directors recommends a vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as the Company independent public accountants and auditors for the 2003 fiscal year.



                                  MISCELLANEOUS

Other Matters

       If any other matters properly come before the meeting, it is the intention of the proxy holders to vote in their discretion on such matters pursuant to the authority granted in the proxy and permitted under applicable law.

Section 16(a) Beneficial Ownership Reporting Compliance

       Section 16(a) of the Securities Exchange Act of 1934 requires that executive officers, directors, and holders of more than 10% of a company's registered class of securities file reports of their ownership of a company's securities with the SEC. Based on a review of these reports, the Company believes that its reporting persons complied with all applicable filing requirements.

Cost of Soliciting Proxies

       The expenses of preparing and mailing the Notice of Annual Meeting, the Proxy Statement and the proxy card(s) will be paid by the Company. In addition to the solicitation of proxies by mail, proxies may be solicited by directors, officers and employees of the Company (who will receive no additional compensation) by personal interviews, telephone, telegraph and facsimile. The Company has not retained, and does not intend to retain, any other entities to assist in the solicitation of proxies. It is anticipated that banks, custodians, nominees and fiduciaries will forward proxy soliciting material to beneficial owners of the Company's Common Stock and that such persons will be reimbursed by the Company for their expenses incurred in so doing.

Form 10-K and Annual Report to Stockholders

       Enclosed with the Proxy Statement is the Annual Report of the Company for 2002, which includes a copy of the Company's Annual Report on Form 10-K for 2002. The Annual Report is enclosed for the convenience of stockholders only and should not be viewed as part of the proxy solicitation material. If any person who was a beneficial owner of Common Stock of the Company on the record date for the 2003 Annual Meeting desires additional copies of the Company's Annual Report, it will be furnished without charge upon receipt of a written request. The request should identify the person making the request as a stockholder of the Company and should be directed to:

                                            Big Dog Holdings, Inc.
                                            121 Gray Avenue
                                            Santa Barbara, CA 93101
                                            Attn: Stockholder Relations

Telephone requests may be directed to Stockholder Relations at
(805) 963-8727, ext. 1360.

Proposals of Stockholders

       The 2004 Annual Meeting of stockholders is presently expected to be held in June 2004. To be considered for inclusion in the Company's Proxy Statement for the 2004 Annual Meeting, proposals of stockholders intended to be presented at the meeting must be received by the Corporate Secretary, Big Dog Holdings, Inc., 121 Gray Avenue, Santa Barbara, California 93101, no later than
January 1, 2004.

       A stockholder may wish to have a proposal presented at the 2004 Annual Meeting, but not to have it included in the Company's Proxy Statement for the meeting. If notice of the proposal is not received by the Company at the above address by March 15, 2004, then the proposal will be deemed untimely under Rule 14a-4(e) under the Securities and Exchange Act of 1934, and the Company will have the right to exercise discretionary voting authority with respect to the proposal.

       Stockholders wishing to bring proposals before the 2004 Annual Meeting must also comply with Section 1.9 of the Company's Bylaws, which requires certain information to be provided in connection with the submission of stockholder proposals and sets forth certain requirements in regard thereto.



                                           Anthony J. Wall
                                           Executive Vice President,
                                           General Counsel and Secretary